Exhibit 99.1

                 ANAREN REPORTS 4TH QUARTER AND YEAR END RESULTS

    SYRACUSE, N.Y., Aug. 4 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) today reported net sales from continuing operations for the fourth quarter ended June 30, 2005 were $24.1 million, down 3% from the fourth quarter of fiscal year 2004, and up 11% sequentially from the third quarter of fiscal 2005.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO )
    Net income for the fourth quarter was $2.6 million, or $0.14 per diluted share compared to net income of $2.7 million, or $0.12 per diluted share for the fourth quarter of last year. Net income for the third quarter of fiscal 2005 was $1.9 million or $0.09 per diluted share including $397,000 in charges for the consolidation of the RF Power and Amitron Subsidiaries. The effective tax rate for the fourth quarter of fiscal 2005 was 15.2%, compared to 20.6% for the fourth quarter of fiscal 2004 and 19.1% for the third quarter of fiscal 2005.

    Operating income for the fourth quarter was $2.6 million, or 10.6% of net sales, down $353,000 or 11% from the fourth quarter of last year, and up $806,000, or 46% sequentially from the third quarter of fiscal 2005. Operating income for the third quarter included consolidation charges of $397,000.

    Lawrence A. Sala, Anaren's President and CEO said, "Wireless market demand in the fourth quarter was stronger than anticipated resulting in a sequential improvement in net sales and profitability. We continue to focus on accelerating both our wireless and space and defense product development initiatives as well as improving our operating performance."

    For the fiscal year ended June 30, 2005, net sales were a record $94.5 million, up 11% from net sales of $85.1 million for fiscal 2004. Income from continuing operations for the year was $7.4 million, or $0.37 per diluted share compared to $7.7 million, or $0.35 per diluted share for the fiscal year 2004. Net income for fiscal 2005 was $7.4 million, or $0.37 per diluted share compared to $8.0 million, or $0.36 per diluted share for last year.

    Balance Sheet
    Cash, cash equivalents and marketable debt securities at June 30, 2005 were $82.0 million. The Company generated $3.7 million in cash from operations for the quarter. During the quarter, the Company repurchased 1.5 million shares of its common stock for $17.0 million.

    Wireless Group
    Wireless Group net sales from continuing operations for the quarter were $16.2 million, down 10% from the fourth quarter of fiscal year 2004, and up 15% sequentially from the third quarter of fiscal 2005. The increase in wireless net sales from the third quarter was driven by increased sales of both standard and custom assembly products. Though we experienced a general increase in demand throughout the quarter, a substantial percentage of the increase in resistive product sales came as the result of fulfilling shipments that had been delayed due to the consolidation of RF Power and Amitron. In general, monthly demand from Wireless customers remains volatile.

    Development of consumer component products accelerated during the quarter as additional engineering and technician resources are being applied to this product line. Demand from existing applications strengthened during the quarter and we continue to pursue numerous new design-in opportunities.

    Space and Defense Group
    Space and Defense Group net sales for the quarter were $7.9 million, up 16% from the fourth quarter of fiscal 2004, and up 3% sequentially from the third quarter. New orders for the quarter totaled $12.5 million resulting in a book to bill ratio of 1.6 to 1.0 for the quarter. Orders for the quarter included contracts for radar, missile, and jamming subsystems. For the year, Space and Defense new orders were $40.9 million resulting in backlog at June 30, 2005 of $47.5 million, up 28% from $37.1 million at June 30, 2004.

    Outlook
    Given the current Wireless demand and our Space and Defense order backlog, we expect net sales to be in the range of $23 - $24.5 million for the first quarter of fiscal 2006. With an anticipated tax rate of approximately 22% and an anticipated stock based compensation expense SFAS 123(R) of approximately $0.04 per diluted share, we expect net earnings per diluted share to be in the range of $0.07 - $0.09 for the first quarter.

    Forward-Looking Statements
    The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such known factors include, but are not limited to: the Company's ability to timely ramp up to meet some of our customers' increased demands; unanticipated delays and/or difficulties associated with effectively operating the Company's recently consolidated Anaren Ceramics subsidiary; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2004 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2004 and Anaren's Form 10-Q for the three months and nine months ended March 31, 2005 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

    Conference Call
    Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Thursday, August 4, 2005 at 5:00 p.m. EDT. A replay of the conference call will be available at 8:00 p.m. (EDT) beginning August 4, 2005 through midnight August 8, 2005. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 6744010. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-967-7184 and International is 1-719-457-2633.

    Company Background
    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.

                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                    Three Months Ended             Twelve Months Ended
                               -----------------------------   -----------------------------
                               June 30, 2005   June 30, 2004   June 30, 2005   June 30, 2004
                               -------------   -------------   -------------   -------------
Net Sales                      $  24,120,268   $  24,827,114   $  94,461,065   $  85,078,939

Cost of sales                     16,054,707      15,332,027      64,590,866      55,069,793
                               -------------   -------------   -------------   -------------
Gross profit                       8,065,561       9,495,087      29,870,199      30,009,146
                               -------------   -------------   -------------   -------------
Operating expenses:
  Marketing                        1,707,082       1,742,553       6,857,974       6,723,478
  Research and
   development                     1,620,284       1,911,196       6,287,514       5,860,493
  General and
   administrative                  2,184,577       2,960,602       8,685,332       8,731,580
  Restructuring                            -               -         458,335               -
                               -------------   -------------   -------------   -------------
    Total operating expenses       5,511,943       6,614,351      22,289,155      21,315,551
                               -------------   -------------   -------------   -------------
Operating income                   2,553,618       2,880,736       7,581,044       8,693,595
                               -------------   -------------   -------------   -------------
Other income (expense):
  Other, primarily
   interest income                   507,977         467,177       1,598,914       1,678,414
  Interest expense                    (7,637)         (2,676)        (29,422)        (10,195)
                               -------------   -------------   -------------   -------------
    Total other income
     (expense), net                  500,340         464,501       1,569,492       1,668,219
                               -------------   -------------   -------------   -------------
Income from
 continuing
 operations
 before income
 taxes                             3,053,958       3,345,237       9,150,536      10,361,814
Income taxes                         464,000         689,000       1,738,000       2,695,000
                               -------------   -------------   -------------   -------------
Income from continuing
 operations                        2,589,958       2,656,237       7,412,536       7,666,814
                               -------------   -------------   -------------   -------------
Discontinued
 operations:
  Income (loss)
   from discontinued
   Operations of
   Anaren Europe                           -             133               -      (1,509,686)
  Income tax benefit                       -               -               -      (1,800,000)
                               -------------   -------------   -------------   -------------
   Net income
   (loss) from
   discontinued
   operations                              -             133               -         290,314
                               -------------   -------------   -------------   -------------
Net income                     $   2,589,958   $   2,656,370   $   7,412,536   $   7,957,128
                               =============   =============   =============   =============
Basic earnings per share:
  Income from
   continuing
   operations                  $        0.14   $        0.13   $        0.38   $        0.37
  Income (loss)
   from discontinued
   operations                           0.00            0.00            0.00            0.01
                               -------------   -------------   -------------   -------------
  Net income                   $        0.14   $        0.13   $        0.38   $        0.38
                               =============   =============   =============   =============
Diluted earnings per share:
  Income from
   continuing
   operations                  $        0.14   $        0.12   $        0.37   $        0.35
  Income (loss) from
   discontinued
   operations                           0.00            0.00            0.00            0.01
                               -------------   -------------   -------------   -------------
  Net income                   $        0.14   $        0.12   $        0.37   $        0.36
                               =============   =============   =============   =============
Shares used in computing net
  earnings Per share:
     Basic                        18,315,130      20,638,326      19,346,491      21,026,001
                               =============   =============   =============   =============
     Diluted                      18,669,847      21,413,113      19,831,710      21,807,538
                               =============   =============   =============   =============

                                  Anaren, Inc.
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                  Three Months Ended    Twelve Months Ended
                                  -------------------   -------------------
                                  June 30,   June 30,   June 30,   June 30,
                                    2005       2004       2005       2004
                                  --------   --------   --------   --------
Net Sales                            100.0%     100.0%     100.0%     100.0%

Cost of sales                         66.6%      61.8%      68.4%      64.7%
                                  --------   --------   --------   --------
Gross profit                          33.4%      38.2%      31.6%      35.3%
                                  --------   --------   --------   --------
Operating expenses:
  Marketing                            7.1%       7.0%       7.2%       7.9%
  Research and development             6.7%       7.7%       6.7%       6.9%
  General and
   administrative                      9.0%      11.9%       9.2%      10.3%
  Restructuring                        0.0%       0.0%       0.5%       0.0%
                                  --------   --------   --------   --------
    Total operating
     expenses                         22.8%      26.6%      23.6%      25.1%
                                  --------   --------   --------   --------
Operating income (loss)               10.6%      11.6%       8.0%      10.2%
                                  --------   --------   --------   --------
Other income (expense):
  Other, primarily
   interest income                     2.1%       1.9%       1.7%       2.0%
  Interest expense                     0.0%       0.0%       0.0%       0.0%
                                  --------   --------   --------   --------
    Total other income
     (expense), net                    2.1%       1.9%       1.7%       2.0%
                                  --------   --------   --------   --------
Income from continuing
 operations before
 income taxes                         12.7%      13.5%       9.7%      12.2%
Income taxes                           2.0%       2.8%       1.9%       3.2%
                                  --------   --------   --------   --------
Income from continuing
 operations                           10.7%      10.7%       7.8%       9.0%
                                  --------   --------   --------   --------
Discontinued operations:
 Income (loss) from
  discontinued operations
  of Anaren Europe                     0.0%       0.0%       0.0%      (1.8)%
 Income tax benefit                    0.0%       0.0%       0.0%      (2.1)%
                                  --------   --------   --------   --------
   Net income (loss)
    from discontinued
    operations                         0.0%       0.0%       0.0%       0.3%
                                  --------   --------   --------   --------
 Net income                           10.7%      10.7%       7.8%       9.3%
                                  ========   ========   ========   ========

                                  Anaren, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)

                                                  Three Months Ended
                                   ------------------------------------------------
                                   June 30, 2005    June 30, 2004    Mar. 31, 2005
                                   --------------   --------------   --------------
Net Sales                          $   24,120,268   $   24,827,114   $   21,783,418

Cost of sales                          16,054,707       15,332,027       14,630,770
                                   --------------   --------------   --------------
Gross profit                            8,065,561        9,495,087        7,152,648
                                   --------------   --------------   --------------
Operating expenses:
 Marketing                              1,707,082        1,742,553        1,513,274
 Research and development               1,620,284        1,911,196        1,635,048
 General and administrative             2,184,577        2,960,602        2,256,819
 Restructuring                                  -                -                -
                                   --------------   --------------   --------------
   Total operating expenses             5,511,943        6,614,351        5,405,141
                                   --------------   --------------   --------------
Operating income                        2,553,618        2,880,736        1,747,507
                                   --------------   --------------   --------------
Other income (expense):
 Other, primarily interest
  income                                  507,977          467,177          558,166
 Interest expense                          (7,637)          (2,676)          (6,143)
                                   --------------   --------------   --------------
   Total other income                     500,340          464,501          552,023
                                   --------------   --------------   --------------
Income before income taxes              3,053,958        3,345,237        2,299,530
Income taxes                              464,000          689,000          439,000
                                   --------------   --------------   --------------
Income from continuing
 operations                             2,589,958        2,656,237        1,860,530
                                   --------------   --------------   --------------
Discontinued operations:
Income (loss) from discontinued
 Operations of Anaren Europe                    -              133                -
Income tax benefit                              -                -                -
                                   --------------   --------------   --------------
Net income (loss) on
 discontinued operations                        -              133                -
                                   --------------   --------------   --------------
   Net income                      $    2,589,958   $    2,656,370   $    1,860,530
                                   ==============   ==============   ==============
Basic earnings per share:
 Income from continuing
  operations                       $         0.14   $         0.13   $         0.10
 Income (loss) from discontinued
  operations                                 0.00             0.00             0.00
                                   --------------   --------------   --------------
 Net income                        $         0.14   $         0.13   $         0.10
                                   ==============   ==============   ==============
Diluted earnings per share:
 Income from continuing
  operations                       $         0.14   $         0.12   $         0.09
 Income (loss) from discontinued
  operations                                 0.00             0.00             0.00
                                   --------------   --------------   --------------
 Net income                        $         0.14   $         0.12   $         0.09
                                   ==============   ==============   ==============
Shares used in computing
 net income per share:
  Basic                                18,315,130       20,638,326       19,336,007
                                   ==============   ==============   ==============
  Diluted                              18,669,847       21,413,113       19,801,542
                                   ==============   ==============   ==============

                                  Anaren, Inc.
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                Three Months Ended
                                          ------------------------------
                                          June 30,   June 30,   Mar. 31,
                                            2005       2004       2005
                                          --------   --------   --------
Net Sales                                    100.0%     100.0%     100.0%

Cost of sales                                 66.6%      61.8%      67.2%
                                          --------   --------   --------
Gross profit                                  33.4%      38.2%      32.8%
                                          --------   --------   --------
Operating expenses:
 Marketing                                     7.1%       7.0%       6.9%
 Research and development                      6.7%       7.7%       7.5%
 General and administrative                    9.0%      11.9%      10.4%
 Restructuring                                 0.0%       0.0%       0.0%
                                          --------   --------   --------
Total operating expenses                      22.8%      26.6%      24.8%
                                          --------   --------   --------
Operating income (loss)                       10.6%      11.6%       8.0%
                                          --------   --------   --------
Other income (expense):
 Other, primarily interest income              2.1%       1.9%       2.5%
 Interest expense                              0.0%       0.0%       0.0%
                                          --------   --------   --------
   Total other income
    (expense), net                             2.1%       1.9%       2.5%
                                          --------   --------   --------
Income from continuing operations
 before income taxes                          12.7%      13.5%      10.5%
Income taxes                                   2.0%       2.8%       2.0%
                                          --------   --------   --------
Income from continuing operations             10.7%      10.7%       8.5%
                                          --------   --------   --------
Discontinued operations:
 Income (loss) from discontinued
  operations of Anaren Europe                  0.0%       0.0%       0.0%
 Income tax benefit                            0.0%       0.0%       0.0%
                                          --------   --------   --------
  Net income (loss) from
   discontinued operations                     0.0%       0.0%       0.0%
                                          --------   --------   --------
 Net income                                   10.7%      10.7%       8.5%
                                          ========   ========   ========

                                  Anaren, Inc.
                      Consolidated Condensed Balance Sheets
                                   (Unaudited)

                                                 June 30, 2005   June 30, 2004
                                                --------------   --------------
Cash, cash equivalents and short-term
 investments                                    $   58,408,721   $   85,341,896
Accounts receivable, net                            14,780,146       13,812,853
Other receivables                                    1,144,680        1,040,838
Inventories                                         19,403,348       16,608,055
Other current assets                                 1,771,658        2,263,477
                                                --------------   --------------
   Total current assets                             95,508,553      119,067,119

Net property, plant and equipment                   24,983,653       21,342,554
Marketable debt securities                          23,600,547       35,113,068
Goodwill                                            30,715,861       30,715,861
Other intangibles                                      673,241        1,243,886
                                                --------------   --------------
Total assets                                    $  175,481,855   $  207,482,488
                                                ==============   ==============
Liabilities and stockholders' equity

Liabilities:

Accounts payable                                $    6,077,312        7,198,252
Accrued expenses                                     2,331,885        3,092,370
Customer advance payments                                    -          411,486
Other liabilities                                    1,870,846        1,627,679
                                                --------------   --------------
   Total current liabilities                        10,280,043       12,329,787

Other non-current liabilities                        6,123,248        4,788,433
                                                --------------   --------------
   Total liabilities                                16,403,291       17,118,220

Stockholders' equity:
Retained earnings                                   58,659,807       51,247,271
Common stock and additional paid-in capital        171,814,217      171,329,299
Accumulated comprehensive income (loss)             (1,215,650)          41,110
 Less cost of treasury stock                       (70,179,810)     (32,253,412)
                                                --------------   --------------
   Total stockholders' equity                      159,078,564      190,364,268
                                                --------------   --------------
Total liabilities and
  stockholders' equity                          $  175,481,855   $  207,482,488
                                                ==============   ==============

                                  Anaren, Inc.
                 Consolidated Condensed Statements of Cash Flows
                                  June 30, 2005
                                   (Unaudited)

                                                  Fiscal Year     Three Months
                                                 June 30, 2005    June 30, 2005
                                                --------------   --------------
Cash flows from operating activities:
    Net income                                  $    7,412,536   $    2,589,958
    Net income (loss) from discontinued
     operations                                              -                -
                                                --------------   --------------
    Net income from continuing operations            7,412,536        2,589,958

Adjustments to reconcile net income to
 net cash provided by operating
 activities:

   Depreciation and amortization of plant
    and equipment                                    4,887,154        1,210,476
   Impairment loss                                     272,118                -
   Loss on sale of equipment                            98,332           30,935
   Loss on sale of equity securities                   342,711                -
   Amortization of intangibles
     (includes patents)                                570,645           83,218
   Provision for doubtful accounts                      67,599          (16,525)
   Deferred income taxes (long & short term)           558,897          340,560
   Unearned compensation                                65,710           26,633
   Tax benefit (expense) from stock
    option & grant activity                             29,308           15,772
   Receivables                                      (1,034,892)      (1,818,645)
   Inventories                                      (2,795,293)        (316,639)
   Accounts payable                                 (1,120,940)       1,187,440
   Other changes in operating assets
    and liabilities                                    985,603         (222,591)
                                                --------------   --------------
   Net cash provided by continuing operations        8,368,282        3,743,870
                                                --------------   --------------
   Net cash used for discontinued operations                 -                -
                                                --------------   --------------
   Net cash provided by operating activities         8,368,282        3,743,870
                                                --------------   --------------
Cash flows from investing activities:
   Capital expenditures                             (9,058,703)        (800,157)
   Proceeds from sale of equity securities           2,746,130                -
   Proceeds from sale of equipment                     160,000                -
   Net maturities (purchases) of marketable
    debt and  Equity securities                     18,081,569        8,883,724
                                                --------------   --------------
   Net cash (used in) provided by investing
    activities from continuing operations           11,928,996        8,083,567
   Net cash (used in) provided by investing
    activities from discontinued operations                  -                -
                                                --------------   --------------
   Net cash (used in) provided by investing
    activities                                      11,928,996        8,083,567
                                                --------------   --------------
Cash flows from financing activities:
   Stock options exercised                             224,747           43,976
   Purchase of treasury stock                      (37,926,398)     (17,026,251)
                                                --------------   --------------
   Net cash provided by (used in)
    financing activities                           (37,701,651)     (16,982,275)
                                                --------------   --------------
   Effect of exchange rates                              1,951            4,102

   Net increase (decrease) in cash and
    cash equivalents                               (17,402,422)      (5,150,736)

Cash and cash equivalents at beginning
 of period                                          23,303,263       11,051,577
                                                --------------   --------------
Cash and cash equivalents at end of period      $    5,900,841   $    5,900,841
                                                ==============   ==============

SOURCE  Anaren, Inc.
    -0-                             08/04/2005
    /CONTACT:  Joseph E. Porcello, VP of Finance +1-315-432-8909/
    /First Call Analyst: /
    /FCMN Contact: asavage@anaren.com /
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
    /Web site:  http://www.anaren.com /
    (ANEN)